EXHIBIT 99.1

Western Refining
Giant Industries, Inc.

For Immediate Release

     WESTERN REFINING AND GIANT INDUSTRIES RECEIVE REQUEST FROM FTC FOR
                           ADDITIONAL INFORMATION

EL PASO, Texas and SCOTTSDALE, Arizona - October 10, 2006 - Western Refining, Inc. (NYSE:WNR) and Giant Industries, Inc. (NYSE:GI) today announced that they have received a request for additional information from the Federal Trade Commission in connection with Western's pending acquisition of Giant. Requests for additional information are not unusual in connection with refinery transactions. Western and Giant are working cooperatively with the FTC staff and intend to respond to the request in a timely manner. The companies do not expect the request to result in a material delay in the closing of the transaction.

About Western Refining

Western Refining, Inc., headquartered in El Paso, Texas, is an independent crude oil refiner and marketer of refined products, operating primarily in the Southwest region of the United States, including Arizona, New Mexico and West Texas.

About Giant Industries

Giant Industries Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico, and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado and Arizona. Giant is also the parent company of Phoenix Fuel Co. Inc. and Dial Oil Co., both of which are wholesale petroleum products distributors.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements about the consummation of the proposed merger. These statements are subject to inherent risks regarding the satisfaction of the conditions to the closing of the merger, the timing of the closing if it occurs, and specifically the effect on the timing of the closing of the merger resulting from the request for additional information. The forward-looking statements speak only as of the date made, and Western and Giant do not undertake any obligation to (and expressly disclaim any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Additional Information About This Transaction

This press release may be deemed to be soliciting material relating to the proposed merger transaction between Western and Giant. In connection with the proposed merger, Giant has filed a preliminary proxy statement with the SEC. The final proxy statement will be mailed to stockholders of Giant. Investors and security holders may obtain a free copy of the final proxy statement when it becomes available, and other documents filed by Giant with the SEC, at the SEC's website at http://www.sec.gov. Copies of the final proxy statement, when it becomes available, and Giant's other filings with the SEC may also be obtained free of charge from Giant Industries, Inc., 23733 North Scottsdale Road, Scottsdale, Arizona 85255, Attention:
Investor Relations. Investors and security holders of Giant are advised to read the final proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed merger.

Participants in the Solicitation

Western, Giant and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Giant's stockholders in favor of the proposed merger. Information regarding Western's directors and executive officers is available in Western's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 25, 2006. Information regarding Giant's directors and executive officers is available in Giant's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 1, 2006. Additional information regarding the interests of such potential participants will be included in the final proxy statement and the other relevant documents filed with the SEC when they become available.

Contacts:

Western Refining                           Giant Industries
Scott Weaver                               Mark B. Cox
915-775-3300                               480-585-8888

OR

Barrett Golden / Jamie Moser
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449